                                                                   EXHIBIT 10.12

                               TABLE OF CONTENTS

         1.  LEASE OF PREMISES.............................................................   1
         2.  DEFINITIONS...................................................................   1
         3.  EXHIBITS AND ADDENDA..........................................................   2
         4.  DELIVERY OF POSSESSION........................................................   2
         5.  INTENDED USE OF THE PREMISES..................................................   2
         6.  RENT..........................................................................   3
             6.1.   Payment of Rent........................................................   3
             6.2.   Additional Rent for Increases in Operating Expenses, Real Property
                    Taxes and Insurance Costs..............................................   3
             6.3    Determination and Payment of Operating Expenses, Real Property Taxes
                    and Insurance Costs....................................................   4
             6.4    Taxes on Tenant's Use and Occupancy....................................   5
         7.  LATE CHARGES..................................................................   5
         8.  SECURITY DEPOSIT..............................................................   5
         9.  TENANT'S USE OF THE PREMISES..................................................   5
             9.1.   Use....................................................................   6
             9.2.   Observance of Law......................................................   6
             9.3.   Insurance..............................................................   6
             9.4.   Nuisance and Waste.....................................................   6
             9.5.   Load and Equipment Limits..............................................   6
             9.6.   Hazardous Material.....................................................   6
             9.7.   Use of Common Area.....................................................   7
        10.  SERVICES AND UTILITIES........................................................   7
        11.  REPAIRS AND MAINTENANCE.......................................................   8
             11.1.  Landlord's Obligations.................................................   8
             11.2.  Tenant's Obligations...................................................   8
             11.3.  Compliance with Law....................................................   8
             11.4.  Notice of Defect.......................................................   8
             11.5.  Landlord's Liability...................................................   8
        12.  CONSTRUCTION, ALTERATIONS AND ADDITIONS.......................................   8
             12.1.  Landlord's Construction Obligations....................................   8
             12.2.  Tenant's Construction Obligations......................................   8
             12.3.  Tenant's Alterations and Additions.....................................   9
             12.4.  Payment................................................................   9
             12.5.  Property of Landlord...................................................   9
        13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.....................................  10
             13.1.  Leasehold Improvements.................................................  10
             13.2.  Tenant's Property......................................................  10
        14.  INDEMNIFICATION...............................................................  10
             14.1.  Tenant Indemnification.................................................  10
             14.2.  Landlord Not Liable....................................................  10
        15.  TENANT'S INSURANCE............................................................  10
             15.1.  Insurance Requirement..................................................  10
             15.2.  Minimum Scope of Coverage..............................................  10
             15.3.  Minimum Limits of Insurance............................................  11
             15.4.  Deductible and Self-Insured Retention..................................  11
             15.5.  Increases in Insurance Policy Limits...................................  11
             15.6.  Waiver of Subrogation..................................................  11
             15.7.  Landlord's Right to Obtain Insurance for Tenant........................  11
        16.  DAMAGE OR DESTRUCTION.........................................................  11
             16.1.  Damage.................................................................  11
             16.2.  Repair of Premises in Excess of One Hundred Eighty Days................  11
             16.3.  Repair Outside Premises................................................  11
             16.4.  Tenant Repair..........................................................  11
             16.5.  Election Not to Perform Landlord's Work................................  12
             16.6.  Express Agreement......................................................  12

        17.  EMINENT DOMAIN................................................................  12
             17.1.  Whole Taking...........................................................  12
             17.2.  Partial Taking.........................................................  12
             17.3.  Proceeds...............................................................  12
             17.4.  Landlord's Restoration.................................................  12
        18.  ASSIGNMENT AND SUBLETTING.....................................................  12
             18.1.  No Assignment or Subletting............................................  12
             18.2.  Landlord's Consent.....................................................  13
             18.3.  Tenant Remains Responsible.............................................  13
             18.4.  Conversion to a Limited Liability Entity...............................  13
             18.5.  Payment of Fees........................................................  14
        19.  DEFAULT.......................................................................  14
             19.1.  Tenant's Default.......................................................  14
             19.2.  Landlord Remedies......................................................  14
             19.3.  Damages Recoverable....................................................  15
             19.4.  Landlord's Right to Cure Tenant's Default..............................  15
             19.5.  Landlord's Default.....................................................  15
             19.6.  Mortgagee -Protection..................................................  15
             19.7.  Tenant's Right to Cure Landlord's Default..............................  15
        20.  WAIVER........................................................................  16
        22.  TENANT ESTOPPEL CERTIFICATES..................................................  16
             22.1.  Landlord Request for Estoppel Certificate..............................  16
             22.2.  Failure to Execute.....................................................  16
        23.  NOTICE........................................................................  16
        24.  TRANSFER OF LANDLORD'S INTEREST...............................................  17
        25.  SURRENDER OF PREMISES.........................................................  17
             25.1.  Clean and Same Condition...............................................  17
             25.2.  Failure to Deliver Possession..........................................  17
             25.3.  Property Abandoned.....................................................  17
        26.  HOLDING OVER..................................................................  17
        27.  RULES AND REGULATIONS.........................................................  17
        28.  CERTAIN RIGHTS RESERVED BY LANDLORD...........................................  17
        29.  ADVERTISEMENTS AND SIGNS......................................................  18
        30.  RELOCATION OF PREMISES........................................................  18
        31.  GOVERNMENT ENERGY OR UTILITY CONTROLS.........................................  18
        32.  FORCE MAJEURE.................................................................  18
        33.  BROKERAGE FEES................................................................  18
        34.  QUIET ENJOYMENT...............................................................  18
        35.  TELECOMMUNICATIONS............................................................  18
             35.1.  Telecommunications Companies...........................................  18
             35.2.  Tenant's Obligations...................................................  18
             35.3.  Landlord's Consent.....................................................  19
             35.4.  Indemnification........................................................  19
             35.5   Landlord's Operation of Building Telecommunications Lines and Systems..  19
        36.  MISCELLANEOUS.................................................................  19
             36.1.  Accord and Satisfaction; Allocation of Payments........................  19
             36.2.  Addenda................................................................  19
             36.3.  Attorneys' Fees........................................................  20
             36.4   Captions and Section Numbers...........................................  20
             36.5.  Changes Requested by Lender............................................  20
             36.6.  Choice of Law..........................................................  20
             36.7.  Consent................................................................  20
             36.8.  Authority..............................................................  20
             36.9.  Waiver of Right to Jury Trial..........................................  20
            36.10.  Counterparts...........................................................  20
            36.11.  Execution of Lease-, No Option.........................................  20
            36.12.  Furnishing of Financial Statements; Tenant's Representations...........  20

            36.13.  Further Assurances.....................................................  20
            36.14.  Prior Agreements-Amendments............................................  20
            36.15.  Recording..............................................................  20
            36.16.  Severability...........................................................  21
            36.17.  Successors and Assigns.................................................  21
            36.18.  Time of the Essence....................................................  21

                                     LEASE
                                     -----

This lease between Glenborough Properties, L.P., a California limited partnership (herein Landlord), and DTM Corporation a(n) a Texas corporation (herein Tenant), is dated for reference purposes only as of this 26th day of
                                                                 ----
March, 1998.

1.  LEASE OF PREMISES.

In consideration of the Rent (as defined in Section 6.) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown by diagonal lines on the floor plan attached hereto as Exhibit "A", and further described in Section 2.13. The Premises are located within the Building and Project (as described in Sections 2.13. and 2.14.). Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use the Common Area (as defined in Section 2.5.). This Lease confers no rights either with regard to the subsurface of the land below the ground level of the Building in which the Premises is located or with regard to airspace, interior or exterior, above the ceiling of the Building.

2.  DEFINITIONS.

As used in this Lease the following terms shall have the following meanings:

     2.1  ANNUAL BASE RENT:

     $150,000.00   beginning     December 1, 1997  ending     December 31, 2000
     --------------              ------------------           -----------------
     $165,000.00   beginning     January 1, 2001   ending     December 31, 2003
     --------------              ------------------           -----------------
     $187,500.00   beginning     January 1, 2004   ending     December 31, 2006
     --------------              ------------------           -----------------
     $     -0-     beginning            -0-        ending           -0-
     --------------              ------------------           -----------------
     $     -0-     beginning            -0-        ending            -0-
     --------------              ------------------           -----------------

Notwithstanding anything herein to the contrary, Tenant's Base Rent for the month of December 1997 shall be abated. Nothing herein shall be construed as abating any Additional Rent or other charges payable by Tenant under the Lease

     2.2  BASE YEAR:  The calendar year 1998 actuals.
          ---------

     2.3  COMMENCEMENT DATE:  December 1, 1997.  If the Commencement Date is
          -----------------   ----------------
other than the first day of a month, then the Expiration Date of the Lease shall be extended to the last day of the month in which the Lease expires.

     2.4  COMMON AREA: The building parking areas, landscaped areas and other
          -----------
generally understood public or common area.

     2.5  EXPIRATION DATE:  December 31, 2006, unless otherwise sooner
          ---------------   -----------------
terminated in accordance with the provisions of this Lease.

     2.6  LANDLORD'S ADDRESS FOR NOTICE:
          -----------------------------

          c/o Glenborough Corporation
          400 South El Camino Real, Suite 1100
          San Mateo, CA 94402-1708

          RENT PAYMENT ADDRESS:

          Glenborough Properties L.P.
          2650 Thousand Oaks Blvd., Suite 2370
          Memphis, TN 38118

          TENANT'S MAILING ADDRESS:

          DTM Corporation
          1611 Headway Circle, Bldg. II
          Austin, TX 78754

     2.6  LISTING AND LEASING AGENT(S): Carter King & Company, (Tenant's Agent)
          ----------------------------
and Glenborough Realty Trust.

MONTHLY INSTALLMENTS OF BASE RENT:
---------------------------------

     $ 12,500.00   beginning     December 1, 1997  ending     December 31, 2000
     --------------              ------------------           -----------------
     $ 13,750.00   beginning     January 1, 2001   ending     December 31, 2003
     --------------              ------------------           -----------------
     $ 15,625.00   beginning     January 1, 2004   ending     December 31, 2006
     --------------              ------------------           -----------------
     $     -0-     beginning            -0-        ending           -0-
     --------------              ------------------           -----------------
     $     -0-     beginning            -0-        ending            -0-
     --------------              ------------------           -----------------

Notwithstanding anything herein to the contrary, Tenant's Base Rent for the month of December, 1997 shall be abated. Nothing herein shall be construed as abating any Additional Rent or other charges payable by Tenant under the Lease

     2.7   NOTICE:  Except as otherwise provided herein, Notice shall mean any
           -------
notices, approvals and demands permitted or required to be given under this Lease. Notice shall be given in the form and manner set forth in Section 23.

     2.8   PARKING:  Tenant shall be entitled to at no charge the nonexclusive
           --------
use of all unencumbered parking spaces and the exclusive use of sixty (60) spaces as shown on the attached Exhibit F located on the Property.

     2.9   PREMISES: That portion of the Building located 1611 Headway Circle,
           ---------                                      --------------------
Building II commonly referred to as Unit(s)  Bldg. II, as shown by diagonal
-----------                         ----
lines on Exhibit "A". For the purposes of this Lease, the Premises is deemed to contain approximately 30,000 square feet of Usable Area.
                      ------

     2.10  PROJECT: The building of which the Premises are a part (the Building)
           --------
and any other buildings or improvements on the real property (the Property) located at 1601-1611 A-C Headway Circle, Austin, Texas and further described at Exhibit "B". The Project is commonly known as Walnut Creek Industrial.

     2.11  SECURITY DEPOSIT (Section 8.): $   - 0 - .
           ------------------------------

     2.12  STATE:  The State of Texas.
           ------

     2.13  TENANT'S PROPORTIONATE SHARE:  30%.  Such share is a fraction, the
           -----------------------------  ---
numerator of which is the Usable Area of the Premises, and the denominator of which is the Usable Area of the Project, as determined by Landlord from time to time. The Project consists of three (3) building(s), and, for purposes of this
                               ---------
Lease, the building(s) are deemed to contain approximately 100,000 square feet
                                                           --------
of Usable Area.

     2.14  TENANT'S USE (Section 9.):  Office, technological research,
           ----------------------- -
manufacturing, assembly, retail sales and leasing and storage and servicing of manufacturing goods.

     2.15  TERM: The period commencing on the Commencement Date and expiring at
           -----
midnight on the Expiration Date.

     2.16  USABLE AREA:  As to both the Premises and the Project, the respective
           -----------
measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

3.  EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by reference in this Lease:

     3.1.  Exhibit A         -- Floor Plan showing the Premises.
     3.2.  Exhibit B         -- Site Plan of the Project.
     3.3.  Exhibit C         -- Building Standard Tenant Improvements.
     3.4.  Exhibit D         -- Tenant Work Letter and Drawings.
     3.5.  Exhibit E         -- Rules and Regulations.
     3.6.  Addenda:          -- Attached hereto and made a part of this
                                Lease by reference are Sections 37- 50
     3.7   Exhibit D-1       -- Expansion Tenant Improvements.
     3.8   Exhibit F         -- Expansion space.

4.   DELIVERY OF POSSESSION.

If for any reason Landlord does not deliver possession of the Premises to Tenant on the Commencement Date, and such failure is not caused by an act or omission of Tenant, the Expiration Date shall be extended by the number of days the Commencement Date has been delayed and the validity of this Lease shall not be impaired nor shall Landlord be subject to any liability for such failure; but Rent shall be abated until delivery of possession. Provided, however, if the Commencement Date has been delayed by an act or omission of Tenant then Rent shall not be abated until delivery of possession and the Expiration Date shall not be extended.

Within ten (10) days of delivery of possession Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has satisfactorily completed Landlord's Work to the Premises pursuant to Exhibit "D", unless written exception is set forth thereon, and (b) that Tenant accepts the Premises. Tenant's failure to execute and deliver the Acceptance of Premises shall be conclusive evidence, as against Tenant, that Landlord has satisfactorily completed Landlord's Work to the Premises pursuant to Exhibit "D".

5.   INTENDED USE OF THE PREMISES.

see addendum

The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the certificate of occupancy issued for the Building, or is otherwise permitted by law. Tenant's taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenant's intended use.

6.   RENT.

     6.1   Payment of Rent.  Tenant shall pay business Rent for the Premises.
           ---------------
Monthly Installments of Rent shall be payable in advance on the first business day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord at the Rent Payment Address set forth in Section 2.8., or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon execution of this Lease.

Base Rent, together with Additional Rent and all other costs and expenses Tenant assumes or is obligated to pay to Landlord under the Lease, may be collectively referred to as Rent.

     6.2   Additional Rent for Increases in Operating Expenses, Real Property
           ------------------------------------------------------------------
Taxes and Insurance Costs.  If, in any calendar year during the term of this
-------------------------
Lease, Landlord's Operating Expenses, Real Property Taxes and Insurance Costs (hereinafter sometimes together referred to as Direct Costs) shall be higher than in the Base Year specified in Section 2.3., then Additional Rent for such Direct Costs payable hereunder shall be increased by an amount equal to Tenant's Proportionate Share of the difference between Landlord's actual Direct Costs for such calendar year and the actual Direct Costs of the Base Year.

          6.2.1.  Operating Expenses.  As used in this Section 6.3., the term
                  ------------------
     Operating Expenses shall mean all costs and expenses of every kind and nature, paid or incurred by Landlord, because of or in connection with the maintenance and repair of the Project and such additional facilities and personal property as Landlord may determine to be necessary or beneficial; including, without limiting the generality of the foregoing: (a) maintenance and repair of the roof, parking area, the lighting fixtures, directional signs, alarm systems, the irrigation systems and all landscaping of the Project; (b) the cost of compliance with all applicable laws and any covenants, conditions or restrictions (including payment of charges assessed pursuant thereto); (c) auditing, accounting, legal and other outside services; (d) depreciation or rental of maintenance and operating machinery and equipment; (e) energy studies and the amortized cost of any energy or other cost saving equipment used by Landlord to provide services pursuant to the terms of the Lease (including the amortized cost to upgrade the efficiency or capacity of Project telecommunication lines and systems if responsibility therefor is assumed by Landlord as discussed in Section 35. hereof); (f) the cost of all utilities provided to the Common Area; (g) reasonable attorneys' fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Project, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State; (h) supplies and materials consumed in connection with the Project;
     (i) a management fee would no exceed a fee charged by comparable product in the Austin Market; (j) all costs and expenses related to fire safety; and
     (k) the maintenance, repair and replacement of any intrabuilding cabling network (ICN), if any.

          Notwithstanding the foregoing, the following shall not be included within Operating Expenses: (i) costs of capital improvements (except any improvements that might be deemed "capital improvements" related to the enhancement or upgrade of the ICN and related equipment) and costs of curing design or construction defects; (ii) depreciation; (iii) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Landlord's late payments of such amounts; (1v) real estate broker leasing commissions or compensation; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise; (vi) attorneys' fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective tenants of the Project; (vii) rent for space which is not actually used by Landlord in connection with the management and operation of the Project; (viii) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any, valid, applicable building code, governmental rule, regulation or law, or the violation by any Tenant of its lease terms; (ix) except for' the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Project, to the extent that the costs of such services exceed competitive costs for such services; (x) the cost of constructing tenant improvements for Tenant or any other tenant of the Project; (xi) Operating Expenses specially charged to and paid by any other tenant of the Project, and (xii) The cost of special services, goods or materials provided to any other tenant of the Project.

          6.2.2  Real Property Taxes.  As used herein, the term Real Property
                 -------------------
     Taxes shall include every form of tax (other than general net income or estate taxes of Landlord), charge, levy, assessment, fee, license fee, service fee (including, without limitation, those based on commercial rentals, energy or environmental grounds as well as any increase due to reassessment or escape assessment whether caused by sale or lease of the Premises, Building or Project), ordinary or extraordinary, imposed by any authority having direct or indirect power to tax, including, without limitation, any city, county, state or federal government or quasi-government entity or any improvement utility, beautification or similar district against any legal or equitable interest of Landlord in, or against Landlord's right to rent, the Premises, Building or Project, and any such tax, charge, levy, assessment or fee imposed, in addition to or in substitution for any tax previously included within the definition of real property tax, partially or totally, whether or not foreseeable or now within the contemplation of the parties provided that all separately identifiable real property taxes attributable solely to Tenant's business or Tenant's improvements which are valued at an amount in excess of the Building standard improvements, shall be paid entirely by Tenant, and not prorated with other tenants of the Building. Tenant's obligation to pay its share of the assessments, as provided in this Section 6.3., shall be calculated on the basis of the amount due if Landlord allows the assessments to go to bond, and the assessment is to be paid in installments, even if Landlord pays the assessment in full. Real Property

          Taxes for each tax year shall be apportioned to determine the Real Property Taxes for the subject calendar years.

          Landlord, at Landlord's sole discretion, may contest any taxes levied or assessed against the Building or Project during the Term. If Landlord contests any taxes levied or assessed during the Term, Tenant shall pay Landlord Tenant's Proportionate Share of all costs incurred by Landlord in connection with the contest.

see addendum

          6.2.3.  Insurance Costs.  The term Insurance Costs shall mean all
                  ---------------
     costs and expenses paid or incurred by Landlord to obtain and keep in force during the Term of this Lease policies of insurance providing coverage for
     (a) Commercial General Liability; (b) loss of or damage to the Building or Project in such amount or percentage of replacement value but not less than 80% as Landlord or its insurance advisor deems reasonable in relation to the age, location, type of construction and physical condition of the Building or Project and the availability of such insurance at reasonable rates; and (c) loss of rental income for a period of one year, which insurance shall also cover all Real Property Taxes and Insurance Costs for the same period.

     6.3.  Determination and Payment of Operating Expenses, Real Property Taxes
           --------------------------------------------------------------------
and Insurance Costs.  Tenant's Proportionate Share of increases in Operating
-------------------
Expenses, Real Property Taxes and Insurance Costs shall be paid as follows:

          6.3.1.  Monthly Estimate.  On or before the last day of each December
                  ----------------
     during the Term of this Lease, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord's projected Direct Costs for the succeeding calendar year. If such statement of projected Direct Costs indicates the Direct Costs will be higher than in the Base Year, then the Rent due from Tenant hereunder for the next succeeding year shall be increased by an amount equal to Tenant's Proportionate Share of the difference between the projected Direct Costs for the calendar year and the Base Year. If during the course of the calendar year Landlord determines that actual Direct Costs will vary from its estimate by more than five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord's revised estimate of Direct Costs. On the next payment date for Monthly Installments of Rent following Tenant's receipt of either such statement, Tenant shall pay to Landlord an additional amount equal to such monthly Rent increase adjustment (as set forth on Landlord's statement). Thereafter, the monthly Rent adjustment payments becoming due shall be in the amount set forth in such projected Rent adjustment statement from Landlord. Neither Landlord's failure to deliver nor late delivery of such statement shall constitute a default by Landlord or a waiver of Landlord's right to any Rent adjustment provided for herein.

          6.3.2.  Annual Reconciliation.  On or before the first day of each
                  ---------------------
     April during the Term of this Lease or any extended period thereof, Landlord shall furnish to Tenant a written statement of reconciliation (Reconciliation) showing in reasonable detail Landlord's actual Direct Costs for the preceding calendar year. In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within ten (10) days of receipt of such Reconciliation to the end that Landlord shall receive the entire amount of Tenant's Proportionate Share of Direct Costs for the preceding year and no more. In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the next sums becoming due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant. Neither Landlord's failure to deliver nor late delivery of such Reconciliation to Tenant shall constitute a default by Landlord or operate as a waiver of Landlord's right to collect all Additional Rent or sums due hereunder, Tenant agrees that no written request of such Reconciliation shall be made until the Reconciliation for such period shall be due.

          6.3.3.  Tenant's Inspection of Reconciliation Accounting Records.  So
                  --------------------------------------------------------
     long as Tenant is not in default under the terms of the Lease and provided Notice of Tenant's request is given to Landlord within thirty (30) days after Tenant's receipt of the Reconciliation, Tenant may inspect Landlord's Reconciliation accounting records relating to Direct Costs at Landlord's corporate office, during normal business hours, for the purpose of verifying the charges contained in such statement. The audit must be completed within sixty (60) days of Landlord's receipt of Tenant's Notice, unless such period is extended by Landlord (in Landlord's reasonable discretion). Before conducting any audit however, Tenant must pay in full the amount of Direct Costs billed. Tenant may only review those records that specifically relate to Direct Costs. Tenant may not review any other leases or Landlord's tax returns or financial statements. In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing records related to property operations. The proposed accountant is subject to Landlord's reasonable prior approval. The audit shall be conducted in accordance with generally accepted rules of auditing practices. Tenant may not conduct an audit more often than once each calendar year. Tenant may audit records relating to a calendar year only one time. No audit shall cover a period of time other than the calendar year from which Landlord's Reconciliation was generated. Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data. Tenant and Tenant's auditor shall keep any agreements involving the rights provided in this section and the results of any audit conducted hereunder. As a condition precedent to Tenant's right to conduct an audit, Tenant's auditor shall sign a confidentiality agreement in a form reasonably acceptable to Landlord. However, Tenant shall be permitted to furnish information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant and as otherwise required by law. In the event that any audit conducted by Tenant reveals an error in the amount of Direct Costs payable by Tenant which exceeds 5%, Landlord shall pay the reasonable cost of Tenant's audit, excluding travel expenses.

     6.4.  Taxes on Tenant's Use and Occupancy.  In addition to Rent and any
           -----------------------------------
other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Tenant Improvements made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as requested under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

7.  LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to ten percent (10%) of each such installment if any such installment is not received by Landlord within five (5) days from the date it is due. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. However, the late charge is not intended to cover Landlord's attorneys' fees and costs relating to delinquent Rent. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. Late charges are deemed Additional Rent.

In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay such Rent when due. Notwithstanding anything in this Section 7. to the contrary, Landlord shall not charge Tenant a late charge for Tenant's first late payment of Rent in any particular calendar year.

8.  SECURITY DEPOSIT.

Upon execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount set forth in Section 2.15. as security for Tenant's performance of its' obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to timely pay any Rent or other amount due under this Lease, or fails to perform any of the terms hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for in Section 19. hereof.

If Tenant defaults under this Lease more than two (2) times during any calendar year, irrespective of whether such default is cured, then, without limiting Landlord's other rights and remedies, Landlord may, in Landlord's sole discretion, modify the amount of the required Security Deposit (not to exceed an amount equal to four (4) months current Base Rent). Within ten (10) days after Notice of such modification, Tenant shall submit , to Landlord the required additional sums. Tenant's failure to do so shall constitute an act of default, and Landlord shall have the right to exercise any remedy provided for in Section
19. hereof.

If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default on any of its obligations hereunder, then within the time period statutorily prescribed after Tenant vacates the Premises, Landlord shall return to Tenant (or, at Landlord's option, to the last subtenant or assignee of Tenant's interest hereunder) the Security Deposit less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease.

In the event of bankruptcy or other debtor-creditor proceedings against Tenant, such Security Deposit shall be deemed to be applied first to the payment of Rent and other sums due Landlord for all periods prior to the filing of such proceedings.

9.  TENANT'S USE OF THE PREMISES.

The provisions of this Section are for the benefit of the Landlord and the Tenant and are not nor shall they be construed to be for the benefit of any other tenant of the Building or Project.

  9.1.  Use.  Tenant shall use the Premises solely for the purposes set forth in
        ---
Section 2.19. No change in the Use of the Premises shall be permitted, except as provided in this Section 9.

           9.1.1. If, at any time during the Term hereof, Tenant desires to change the Use of the Premises, including any change in Use associated with a proposed assignment, or sublet of the Premises, Tenant shall provide Notice to Landlord of its request for approval of such proposed change in Use. Tenant shall promptly supply Landlord with such information concerning the proposed change in Use as Landlord may reasonably request. Landlord shall have the right to approve such proposed change in Use, which approval shall not be unreasonably withheld, delayed or conditioned. Landlord's consent to any change in Use shall not be construed as a consent to any subsequent change in Use.

     9.2.  Observance of Law.  Tenant shall not use or occupy the Premises or
           -----------------
knowingly permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises, which is declared by any governmental authority having jurisdiction to be a violation of law or of the Certificate of Occupancy. Tenant shall promptly comply, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be imposed which shall by reason of Tenant's Use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to Tenant's Use or occupation. Further, Tenant shall, at Tenant's sole cost and expense, bring the Premises into compliance with all such laws, including the Americans With Disabilities Act of 1990, as amended (ADA), whether or not the necessity for compliance is triggered by Tenant's Use, and Tenant shall make, at its sole cost and expense, any changes to the Premises required to accommodate Tenant's employees with disabilities (any work performed pursuant to this Section shall be subject to the terms of Section 12. hereof). The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement in the use or occupancy of the Premises, Building or Project shall be conclusive of that fact as between Landlord and Tenant.

     9.3.  Insurance.  Tenant shall not do or permit to be done anything which
           ---------
will contravene, invalidate or increase the cost of any insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord's insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.

     9.4.  Nuisance and Waste.  Tenant shall not do or permit anything to be
           ------------------
done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure, or use or allow the Premises to be used for any improper or unlawful purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

     9.5.  Load and Equipment Limits.  Tenant shall not place a load upon any
           -------------------------
floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord's structural engineer. The reasonable cost of any such determination made Landlord's structural engineer in connection with Tenant's occupancy shall be paid by Tenant upon Landlord's demand if Landlord reasonably suspects Tenant has
exceeded such capacity.   Tenant shall not install business machines or
mechanical equipment which will in any manner cause noise objectionable to other tenants or injure, vibrate or shake the Premises or Building.

     9.6.  Hazardous Material.
           ------------------

           9.6.1. Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Building or Project any toxic or hazardous gaseous, liquid or solid material or waste (Hazardous Material), including without limitation, material or substance (a) having characteristics of ignitability, corrosivity, reactivity, or extraction procedure toxicity, or
     (b) which is listed on any applicable federal, state or local law, rule, regulation or ordinance, or (c) which has been determined by any state, federal or local governmental or public authority or agency to be capable of posing a risk of injury to health, safety or property.

see addendum

           9.6.2. Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, emitting or disposing of Hazardous Material whether or not consent to same has been granted by Landlord. Tenant's indemnification, duty to defend and hold harmless obligations include, without limitation (a) claims, liability, costs or expenses resulting from or based upon administrative, judicial (civil or criminal) or other action, legal or equitable, brought by any private or public person under common law or any federal, state, county or municipal law, ordinance or regulation, including, without limitation, any subsequent tenant or owner of the Premises or adjacent property, (b) claims liabilities, costs or expenses pertaining to the cleanup or containment of Hazardous Material, the identification of the pollutants in the Hazardous Material, the identification of the scope of any environmental contamination, the removal of pollutants from soils, riverbeds or aquifers, the provision of an alternative public drinking water source, (c) all reasonable costs and fees incurred in defending such claims, and (d) all costs or losses to Landlord arising from inability or delay in selling or leasing the Premises after the expiration of the Lease, including, without limitation, reduction in the market value of the Premises, Building or Project. Tenant shall comply at its sole cost, with all laws pertaining to such Hazardous Material. Tenant's indemnification, duty to defend and hold harmless obligations hereunder shall survive the expiration or sooner termination of this Lease.

           9.6.3. Tenant shall provide to Landlord a copy of any permit applications and/or permits issued by any governmental agency concerning Tenant's use or generation of Hazardous Material on or about the Premises.

           9.6.4. In the event Landlord grants Tenant permission to so bring, allow, use, permit, generate, create, emit or dispose Hazardous Material as set forth in Section 9.6.1. above (a) Tenant shall provide to Landlord on an annual basis a report from a person who is, to Landlord's satisfaction, appropriately qualified or licensed as an expert in the field of hazardous materials laws compliance matters, certifying that Tenant is complying with all applicable governmental statues and regulations concerning Hazardous Material, and that there have been no spills or contamination by Tenant at the Premises that have not been fully corrected and cleaned up and, (b) prior to any such bringing, allowing, using permitting, generating, creating, emitting or disposing of Hazardous Materials, Tenant shall provide proof satisfactory to Landlord that tests prove there was existing contamination by such Hazardous Material (which was not the result of acts or omissions of Tenant) or if Tenant fails to provide such proof it shall be conclusively presumed between the parties that any such contamination thereafter existing at, on or emitted from the Premises was caused solely by Tenant.

           9.6.5. In the event of contamination by Hazardous Material at, from, of or around the Premises, the Building or the Project, the cleanup of which is the responsibility of Tenant, Tenant shall promptly take all actions necessary, at Tenant's sole cost and expense, to remediate the contamination and restore the Premises, Building or Project to the condition that existed before introduction of such Hazardous Material. Tenant shall first obtain Landlord's approval of the proposed remedial action and shall keep Landlord informed during the process of remediation. Landlord may require within fifteen (15) days after written notification from Landlord, that Tenant post a bond or other adequate security to the benefit of Landlord, in an amount equal to landlord's estimate of costs for cleaning up the contamination. The posting of the bond does not relieve Tenant from fulfilling its responsibility to clean up the contamination. After the contamination has been cleaned up and certified, as set forth above, the bond or other adequate security shall be returned to Tenant.

     9.7.  Use of Common Area. Tenant is hereby granted, for so long as it is
           ------------------
not in default hereunder, a non-exclusive license to use in common with other occupants of the Building or Project, if any, such facilities within or without the Building which are designated from time to time for the general use, benefit or convenience of Tenant and the other tenants or occupants of the Building or Project or their employees, customers, authorized representatives or invitees. Tenant shall use the Common Area in conformity with the reasonable rules and regulations and changes thereto from time to time promulgated by landlord governing the use, maintenance, management, and operation of said Common Area.
T he manner and nature of the installation and maintenance of the Common Area shall be subject to the sole discretion of Landlord so long as it does not materially restrict or impair Tenant's use- thereof, and no material change to the parking area will be completed without Tenant's consent unless required by law or government entity. Landlord reserves the right from time to time to make changes in the shape, size, location and extent of same provided that any such change shall be after Notice to Tenant, except as may be required by law or government agencies, Landlord retains the right to promulgate such aforesaid reasonable rules, regulations and changes from time to time and also retains the right to temporarily close the Common Area from time to time in order to prevent a dedication thereof or for the making of repairs or performance of maintenance.

10.  SERVICES AND UTILITIES.

Tenant shall make all arrangements for and pay for all utilities and services furnished to or used by it, including, without limitation, gas, electricity, heating, air conditioning and other ventilation, janitorial, water, sewage, telephone service, and trash collection, including any taxes thereon, and for all connection charges, except for those utility and services Landlord is to acquire for the account of the tenants to service the Common Area.

Landlord may choose, in Landlord's reasonable discretion, the company or companies that will provide all electricity (or any other utility) to the Project, and, in such event, Tenant shall pay for electric current (or such other utility) supplied to, or used, in the Premises at the rate, prevailing for Tenant's class of use as established by such company or companies. Electric current (or such other utility) shall be measured in the manner set forth above and shall billed by Landlord as Additional Rent and paid by Tenant on a monthly basis. If permitted law, Landlord shall have the right, in Landlord's reasonable discretion, at any time and from time to time during the Term, to switch providers of any such utility so long as it does not cause any material interruption in service or increase rates beyond those that are reasonably competitive in the local market place. Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises.

Notwithstanding anything contained herein to the contrary, if Tenant is granted the right to purchase electricity from a provider other than the company or companies used by Landlord, Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant's electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant's electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant's electricity provider.

Landlord may provide telecommunications lines and systems as discussed in
Section 35. hereof.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility) supplied to the Premises or Project, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.

11.  REPAIRS AND MAINTENANCE.

     11.1. Landlord's Obligations.  Landlord shall timely make all structural
           ----------------------
repairs except as specified herein and shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building. Landlord's structural repair obligations shall include only the foundations, structural portions of the exterior walls (excluding all glass and doors), subflooring and roof replacement.

     11.2  Tenant's Obligations.
           --------------------

see addendum

           11.2.1. Tenant shall, at Tenant's sole expense and except for services furnished by Landlord pursuant to Section 10. hereof, maintain the Premises in good order, condition and repair. For the purposes of this
     Section 11 2.1., the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant, including without limitation the interior surfaces of the ceilings, walls and floors (except as provided above); all doors; all interior and exterior windows; dedicated heating and ventilating and air conditioning equipment (Tenant shall procure and maintain at Tenant's expense a heating and air conditioning system maintenance contract); all plumbing, pipes and fixtures; internal wiring as it connects to the ICN (if applicable); electrical switches and fixtures; and Building Standard Tenant Improvements, if any.

           11.2.2. Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof to the reasonable satisfaction of Landlord, the need for which arises out of (a) Tenant's use, or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant's Property (as defined in Section 13, 13.2.) in the Premises, (c) the moving of Tenant's Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

           11.2.3. If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

     11.3. Compliance with Law.  Landlord and Tenant shall each do all acts
           -------------------
necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. The provisions of Section 9.2. are deemed restated here.

     11.4. Notice of Defect.  If it is Landlord's obligation to repair, Tenant
           ----------------
shall give Landlord prompt Notice, regardless of the nature or cause, of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

     11.5. Landlord's Liability.  Except as otherwise expressly provided in
           --------------------
this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Building, Project or Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's conduct of its business in the Premises.

12.  CONSTRUCTION, ALTERATIONS AND ADDITIONS.

     12.1. Landlord's Construction Obligations.  Landlord shall perform
           -----------------------------------
Landlord's Work applicable to the Premises as described in Exhibit "D"

     12.2. Tenant's Construction Obligations.  Tenant shall perform Tenant's
           ---------------------------------
Work to the applicable Premises as described in Exhibit "D" and shall comply with all of the provisions of this Section 12.

     12.3. Tenant's Alterations and Additions.  Except as provided in Section
           ----------------------------------
12.2. above, Tenant shall not make any other additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord's consent may be conditioned, without limitation, on Tenant removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to Tenant's Work described in Exhibit "D", as well as any addition, alteration or improvement, shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the ADA) and shall be done in a good and professional manner by properly qualified and licensed personnel reasonably approved by Landlord. All work shall be diligently prosecuted to completion. Upon completion (for structural alterations and additions only), Tenant shall furnish Landlord "as-built" plans. Prior to commencing any such work, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts, copies of all necessary permits; evidence of contractor's and subcontractor's insurance coverage for Builder's Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers' compensation, employer's liability and auto liability, all in amounts reasonably satisfactory to Landlord; and indemnification in a form reasonably satisfactory to Landlord. The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located.

Landlord may require, in Landlord's sole discretion and at Tenant's sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one-half (1-1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises. Nothing contained in this Section 12.3. shall relieve Tenant of its obligation under Section 12.4. to keep the Premises, Building and Project free of all liens.

see addendum

     12.4. Payment.  Tenant shall pay the costs of any work done on the
           -------
Premises pursuant to Sections 12.2. and 12.3., and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the Premises. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

     12.5. Property of Landlord.  Except as otherwise set forth herein, all
           --------------------
additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term unless their removal is required by Landlord as provided in Section 12.3.; provided, however, Tenant's equipment, machinery and trade fixtures shall remain the Property of Tenant and shall be removed, subject to the provisions of Section 13, 13.2.

13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

     13.1. Leasehold Improvements.  Except as provided above, all fixtures,
           ----------------------
equipment (including air conditioning or heating systems), improvements and appurtenances attached to or built into the Premises the commencement of or during the Term, whether or not by or at the expense of Tenant (Leasehold Improvements), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in
Section 13, 13.1, unless Landlord, by Notice to Tenant not later than thirty
(30) days prior to the expiration of the Term, elects to have Tenant remove any Leasehold Improvements installed by Tenant. In such case, Tenant, at Tenant's sole cost and expense and prior to the expiration of the Term, shall remove the Leasehold Improvements and repair any damage caused by such removal.

     13.2. Tenant's Property.  All signs, notices, displays, movable partitions,
           -----------------
business and trade fixtures, machinery and equipment (excluding air conditioning or heating systems, whether installed by Tenant or not), personal telecommunications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, Tenant's Property) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord's reasonable satisfaction, all at Tenant's sole cost and expense. The security systems, nitrogen tanks and hydrogen tanks located at the Premises are hereby-deemed Tenant's Property, and Tenant shall remove such items at the expiration or earlier termination of the lease term.

14.  INDEMNIFICATION.

see addendum

     14.1. Tenant Indemnification.  Tenant shall indemnify and hold Landlord
           ----------------------
harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of: (a) Tenant's use and occupancy of the Premises, or the Building or Project, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Project; (b) any breach or default by Tenant of any of Tenant's Obligations under this Lease; or (c) any negligent or otherwise tortuous act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invitees or contractors including agents or contractors who perform services or work outside of the Premises for Tenant). At Landlord's request, Tenant shall, at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, reasonable attorneys' fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting solely from the negligence or willful misconduct of Landlord or its authorized agents.

     14.2. Landlord Not Liable.  Landlord shall not be liable for injury or
           -------------------
damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources, unless the condition was the result of Landlord's negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project or for the acts of persons in, on or about the Premises, Building or the Project who are not the authorized agents of Landlord or for losses due to theft, vandalism or like causes.

Tenant acknowledges that Landlord's election to provide mechanical surveillance or to post security personnel in the Building or on the Project is solely within Landlord's discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.

15.  TENANT'S INSURANCE.

     15.1. Insurance Requirement.  Tenant shall procure and maintain insurance
           ---------------------
coverage in accordance with the terms hereof, either as specific policies or within blanket policies. Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease. The cost of such insurance shall be borne by Tenant.

Insurance shall be with insurers licensed to do business in the State, and acceptable to Landlord. The insurers must have a current A.M. Best's rating of not less than A:VII, or equivalent (as reasonably determined by Landlord) if the Best's rating system is discontinued.

Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this Section 15. before the date Tenant is first given access to the Premises. All certificates and endorsements are to be received and approved by Landlord before any work commences. Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time. Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord. Tenant shall furnish Landlord with renewal certificates and amendments or a "binder" of any such policy at least twenty (20) days prior to the expiration thereof. Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled, except after thirty (30) days' prior written notice to Landlord and Landlord's lender (if such lender's address is provided).

The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions: (a) Landlord and any parties designated by Landlord shall be covered as additional insureds as their respective interests may appear; and (b) Tenant's insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insureds. Any insurance or self-insurance maintained by Landlord shall be excess of Tenant's insurance and shall not contribute with it.

     15.2. Minimum Scope of Coverage.  Coverage shall be at least as broad as
           -------------------------
set forth herein. However, if, because of Tenant's Use or occupancy of the Premises, Landlord determines, in Landlord's reasonable judgment, that additional insurance coverage or different types of insurance are necessary, then Tenant shall obtain such insurance at Tenant's expense in accordance with the terms of this Section 15.

           15.2.1. Commercial General Liability (ISO occurrence form CG 00 0 1) which shall cover liability arising from Tenant's Use and occupancy of the Premises, its operations therefrom, Tenant's independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

           15.2.2. Workers' Compensation insurance as required by law, and Employers Liability insurance.

           15.2.3. Commercial Property Insurance (ISO special causes of loss form CP 10 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (a) all leasehold improvements (including any alterations, additions or improvements made by Tenant pursuant to the provisions of Section 12. hereof), in, on or about the Premises; and (b) trade fixtures, merchandise and Tenant's Property from time to time in, on or about the Premises. The proceeds of such property insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) above shall be paid to Tenant.

           15.2.4. Landlord shall, during the term hereof, maintain in effect similar insurance on the Building and Common Area.

           15.2.5.  Business Interruption and Extra Expense Insurance.

     15.3. Minimum Limits of Insurance.  Tenant shall maintain limits not less
             ---------------------------
than:

           15.3.1. Commercial General Liability: $1,000,000 per occurrence. If the insurance contains a general aggregate limit, either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be at least twice the required occurrence limit.

           15.3.2. Employer's Liability: $1,000,000 per accident for bodily injury or disease.

           15.3.3. Commercial Property Insurance: 100% replacement cost with no coinsurance penalty provision.

           15.3.4. Business Interruption and Extra Expense Insurance: In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.

     15.4. Deductible and Self-Insured Retention.  Any deductible or self -
           -------------------------------------
insured retention in excess of $5,000 per occurrence must be declared to and approved by Landlord. At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.

     15.5. Increases in Insurance Policy Limits.  If the coverage limits set
           ------------------------------------
forth in this Section 15 are reasonably deemed inadequate by Landlord or Landlord's lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord's lender. Landlord agrees that any such required increases in coverage limits shall not occur more frequently than once every three-(3) years.

     15.6. Waiver of Subrogation. Landlord and Tenant each hereby waive all
           ---------------------
rights of recovery against the other and against the officers, employees, agents and representatives, contractors and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage.

     15.7. Landlord's Right to Obtain Insurance for Tenant.   If Tenant fails to
           -----------------------------------------------
obtain the insurance coverage or fails to provide certificates and endorsements as required by this Lease, Landlord may, at its option, obtain such insurance for Tenant. Tenant shall pay, as Additional Rent, the reasonable cost thereof together with a twenty-five percent (25%) service charge.

16.  DAMAGE OR DESTRUCTION.

     16.1. Damage.  If, during the term of this Lease, the Premises or the
           ------
portion of the Building necessary for Tenant's occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlords reasonable opinion, be completed, under applicable laws and regulations, within one hundred eighty (180) days of the date of the casualty,
(b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section
16.4. hereof. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant. its agents or employees, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 16.4. If the damage is due to the fault or neglect of Tenant, its agents or employees and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.

Notwithstanding anything contained in the Lease to the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve
(12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior Notice to the other party provided such Notice is served within thirty (30) days after the damage or destruction. For purposes of this Section 16.1., "partial damage or destruction'' shall mean the damage or destruction of at least thirty-three and one-third percent (33 and I/3%), of the Premises, as reasonably determined by Landlord in Landlord's reasonable discretion.

     16.2  Repair of Premises in Excess of One Hundred Eighty Days.  If in
           -------------------------------------------------------
Landlord's reasonable opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed under applicable laws and regulations within one hundred eighty (180) of the date of the casualty, Landlord may elect, upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 16. 1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     16.3. Repair Outside Premises.  If any other portion of the Building or
           -----------------------
Project is totally destroyed or damaged to the extent that in Landlord's reasonable opinion, repair thereof cannot be completed under applicable laws and regulations within one hundred eighty (180) days of permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 16.1. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

     16.4. Tenant Repair.  If the Premises are to be repaired under this Section
           -------------
16., Landlord shall repair at its cost any injury or damage to the Building and Building Standard Tenant Improvements as detailed in Exhibit C, if any. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord's Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property (as well as reconstructing and reconnecting Tenant's internal telecommunication wiring and related equipment). Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

     16.5. Election Not to Perform Landlord's Work.  Notwithstanding anything to
           ---------------------------------------
the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises (if Landlord elects to perform such work), and, within ten (10) days of its receipt of such Notice, Tenant shall Provide Notice to Landlord of its intent to reoccupy the Premises. Should Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant not to re-occupy the Premises and Landlord may elect not to perform the repair or replacement of the Premises. Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent.

     16.6. Express Agreement.  This Lease shall be considered an express
           -----------------
agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or future law which purports to govern the rights of or other casualty, and any present of Landlord and Tenant in such circumstances in the absence of express agreement shall have no application.

17.  EMINENT DOMAIN.

     17.1  Whole Taking. If the whole of the Building or Premises is lawfully
           ------------
taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

     17.2  Partial Taking.  If less than the whole of the Building or Premises
           --------------
is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of taking if twenty percent (20%) or more of the Premises or thirty three percent (33%) of parking area is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after either such Notice. Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Usable Area of the Premises and Building.

     17.3. Proceeds. In the event of any taking, partial or whole, all of the
           --------
proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however, Tenant shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's Property and damage to Leasehold Improvements installed at the sole expense of Tenant.

     17.4. Landlord's Restoration.  In the event of a partial taking of the
           ----------------------
Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, provided however, Landlord shall not be obligated to perform work other than Landlord's Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant's Property and any other Leasehold Improvements.

18.  ASSIGNMENT AND SUBLETTING.

see addendum

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 18.

     18.1. No Assignment or Subletting.  Tenant shall not, without the prior
           ---------------------------
written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any party other than Tenant. Any of the foregoing acts without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

           18.1.1. For purposes of this Section 18., the following shall be deemed an assignment:

                   18.1.1.1. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership;

                   18.1.1.2. If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%), or any sale (or cumulative sales) or transfer of fifty-one

     (51%) or more of the value of the assets of Tenant provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded.

     18.2. Landlord's Consent.  If, at anytime or from time to time during the
           ------------------
Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises, and if Tenant is not then in default under the terms of the Lease, Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant, and a copy of tile proposed form of assignment or sublease. Tenant's request for consent shall be submitted to Landlord at least thirty (30) days prior to the intended date of such transfer. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld delayed or conditioned. Landlord's consent to any assignment shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy or use.

           18.2.1. Landlord's approval shall be conditioned, among other things, on Landlord's receiving adequate assurances of future performance under this Lease and any sublease or assignment. In determining the adequacy of such assurances, Landlord may base its decision on such factors, as it deems appropriate, including but not limited to:

                     18.2.1.1. that the source of rent and other consideration
                due under this Lease, and, in the case of assignment, that the financial condition and operating performance and business experience of the proposed assignee and its guarantors, if any, shall be equal to or greater than the financial condition and operating performance and experience of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

                     18.2.1.2. that any assumption or assignment of this Lease
                will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provided by Landlord pursuant to Section 6.3. hereof and will not disturb or be detrimental to other tenants of Landlord;

                    18.2.1.3. whether the proposed assignee's use of the
                 Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and

                    18.2.1.4. that assumption or assignment of such lease will not disrupt any tenant mix or balance in the Project.

           18.2.2. The assignment or sublease shall be on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;

           18.2.3. No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

           18.2.4. No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;

           18.2.5. Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any real estate brokerage commissions or fees payable to third parties in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.

           If Landlord consents to the proposed transfer, Tenant shall deliver to Landlord three (3) fully executed original documents (in the form previously approved by Landlord) and Landlord shall attach its consent thereto. Landlord shall retain one (1) fully executed original document. No transfer of Tenant's interest in this Lease shall be deemed effective until the terms and conditions of this Section 18. have been fulfilled.

     18.3. Tenant Remains Responsible  No subletting or assignment shall release
           --------------------------
Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

     18.4. Conversion to a Limited Liability Entity.  Notwithstanding anything
           ----------------------------------------
contained herein to the contrary, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners, or entities), the change or conversion of Tenant to (a) a limited liability company, (b) a limited liability partnership, or (c) any other entity which possesses the characteristics of limited liability (any such limited liability entity is collectively referred to herein as a "Successor Entity") shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord's sole discretion.

           18.4.1. Notwithstanding Section 18.4., Landlord agrees not to unreasonably withhold or delay such consent provided that:

                   18.4.1.1. The Successor Entity succeeds to all or substantially all of Tenant's business and assets;

                   18.4.1.2. The Successor Entity shall have a tangible net worth (Tangible Net Worth), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Tangible Net Worth of Tenant on (a) the date of execution of the Lease, or (b) the day immediately preceding the proposed effective date of such conversion; and

                   18.4.1.3. Tenant is not in default of any of the terms, covenants, or conditions of this Lease on the propose effective date of such conversion.

     18.5. Payment of Fees.  If Tenant assigns the Lease or sublets the Premises
           ---------------
or requests the consent of Landlord to any assignment, subletting or conversion to a limited liability, entity, then Tenant shall, upon demand, pay Landlord, whether or not consent ultimately given, an administrative fee of Three Hundred and 00/100 Dollars ($300.00) plus costs and other reasonable expenses incurred by Landlord in connection with each such act or request. Notwithstanding anything in this Section 18.5 to the contrary Landlord shall not charge Tenant an administrative fee on the first assignment or subletting of the Lease by Tenant.

19.  DEFAULT.

     19.1. Tenant's Default.  The occurrence of any one or more of the following
           ----------------
events shall constitute a default and breach of this Lease by Tenant:

           19.1.1. If Tenant abandons or vacates the Premises and or fails to pay Rent, therefore,

           19.1.2. If Tenant fails to pay any Rent or Additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for three (3) business days after receipt of Notice thereof from Landlord to Tenant.

           19.1.3. If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30 ) days after Notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30) days, if Tenant fails to commence to cure within that thirty (30) day period and diligently prosecute to completion.

           19.1.5. Tenant's failure to provide any document, instrument or assurance as required by Sections 12., 15., 18. and/or 35. if the failure continues for ten (10) business days after receipt of Notice from Landlord to Tenant.

           19.1.6.  To the extent provided by law:

                    19.1.6.1. If a writ of attachment or execution is levied on this Lease or on substantially all of Tenant's Property; or

                    19.1.6.2. If Tenant or Tenant's Guarantor makes a general assignment for the benefit of creditors; or

                    19.1.6.3. If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization Or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or

                    19.1.6.4. If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so); or

     19.2. Landlord Remedies.  In the event of Tenant's default hereunder, then,
           -----------------
in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right to collect interest on all past due sums (at the maximum rate permitted b\ la", to be charged by an individual), and, at Landlord's option and without further notice or demand of any kind, to do the following:

           19.2. 1. Terminate this Lease and Tenant's right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

           19.2.2. Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

           19.2.3. Reenter the Premises under the provisions of Section 19.2.2., and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

If Landlord reenters the Premises under the provisions of Sections 19.2.2. or
19.2.3. above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's obligations under the Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of Rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

     19.3. Damages Recoverable.  Should Landlord elect to terminate this Lease
           -------------------
under the provisions of Section 19.2., Landlord may recover as damages from Tenant the following:

           19.3.1.  Past Rent. The worth at the time of the award of any unpaid
                    ---------
     Rent that had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease (except Rent that was abated as a result of damage or destruction or condemnation); plus

           19.3.2.  Rent Prior to Award.  The worth at the time of the award of
                    -------------------
     the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided; plus

           19.3.3.  Rent After Award. The worth at the time of the award of the
                    ----------------
     amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the unpaid Rent that Tenant proves could be reasonably avoided; plus

           19.3.4.  Proximately Caused Damages. Any other amount necessary to
                    --------------------------
     compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including reasonable attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any reasonable cost for repairs or alterations, and (d) reletting the Premises, including brokers' commissions.

"The worth at the time of the award" as used in Sections 19.3.1. and 19.3.2. above, is to be computed by allowing interest at the maximum rate permitted by law to be charged by an individual. ''The worth at the time of the award" as used in Section 19.3.3. above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

     19.4. Landlords Right to Cure Tenant's Default. If Tenant defaults in the
           ----------------------------------------
performance of any of its obligations under this Lease and Tenant has not timely cured the default after Notice, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant after expiration of applicable notice period. Tenant shall pay Landlord all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest at the maximum rate permitted by law to be charged by an individual.

     19.5. Landlord's Default.  If Landlord fails to perform any covenant,
           ------------------
condition or agreement contained in this Lease within thirty (30) days after receipt of Notice from Tenant specifying such default, or, if such default cannot reasonably be cured within thirty (30) days if Landlord falls to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

     19.6. Mortgagee Protection.  Tenant agrees to send by certified or
           --------------------
registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time (not to exceed sixty (60) additional days) to cure the default as is reasonably necessary under the circumstances.

     19.7. Tenant's Right to Cure Landlord's Default.  If, after Notice to
           -----------------------------------------
Landlord of default, Landlord (or any first mortgagee or first deed of trust beneficiary of Landlord) fails to cure the default as provided herein, then Tenant shall have the right to cure that default at Landlord's expense. Tenant shall not have the right to terminate this Lease or to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein. Tenant expressly waives the benefits of any statute now or hereafter in effect which would otherwise afford Tenant the right to make repairs at Landlord's expense or to terminate this Lease because of Landlord's failure to keep the Premises in good order, condition and repair.

20.  WAIVER.

No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved (excluding the collection of a late charge or interest).

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

21.  SUBORDINATION AND ATTORNMENT.

This Lease is and shall be subject and subordinate to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) now or hereafter placed on or against the Building or on or against Landlord's interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Nevertheless, Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

Notwithstanding anything contained herein to the contrary, if any mortgagee, trustee or ground lessor shall elect that this Lease is senior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this Lease. Landlord hereby agrees to use reasonable efforts, at no cost to Landlord, to help Tenant obtain a Subordination and Non-Disturbance Agreement from any further lender on the Project.

22.  TENANT ESTOPPEL CERTIFICATES.

     22.1. Landlord Request for Estoppel Certificate.  Within ten (10) days
           -----------------------------------------
after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security, deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises. Landlord hereby agrees upon written request from Tenant to provide a written statement to any lender of Tenant stating (a.) whether or not, Tenant is current in payment of its Rent, and (b.) whether or not, to the best of Landlord's knowledge, Tenant is in default under the Lease.

     22.2. Failure to Execute.  Tenant's failure to execute and deliver such
           ------------------
statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent and (c) not more than one month's Rent has been paid in advance.

23.  NOTICE.

Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows: (a) if to Landlord, to Landlord's Address for Notice with a copy to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address; provided, however, Notices to Tenant shall be deemed duly served or given if delivered or sent to Tenant at the Premises. Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice. Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of Notice in a particular manner, service of that Notice in accordance with those particular requirements shall replace rather than supplement any Notice requirement set forth in the Lease.

24.  TRANSFER OF LANDLORD'S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building. Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all Landlord's obligation hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord's successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

25.  SURRENDER OF PREMISES.

  25. 1.   Clean and Same Condition. Upon the Expiration Date or earlier
           ------------------------
termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall remove Tenant's Property no later than the Expiration Date. If Tenant is required by Landlord to remove any additions, alterations, or improvements under Section 12.3., Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including any structural damage, resulting from, removal of any addition, alteration, or improvement made pursuant to Section 12.3. and/or from Tenant's use or from the removal of Tenant's Property pursuant to Section 13, 13.2. shall be repaired (in accordance with Landlord's reasonable direction) no later than the Expiration Date by Tenant at Tenant's sole cost and expense. On the Expiration Date Tenant shall surrender all keys to the Premises.

  25.2.   Failure to Deliver Possession. If Tenant fails to vacate and deliver
          -----------------------------
possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required of the Premises to Landlord on the expiration or sooner by Section 25.1., Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant's failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant's failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.

  25.3.   Property Abandoned.  If Tenant abandons or surrenders the Premises, or
          ------------------
is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

26.  HOLDING OVER.

Tenant shall not occupy the Premises after the Expiration Date without Landlord's consent. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord's permission (express or implied), Tenant shall become a tenant from month to month only upon all the provisions of this Lease (except as to the term and Base Rent). Monthly Installments of Base Rent payable by Tenant during this period shall be increased to one hundred fifty percent (150%) of the fair market rental value of the Premises (as reasonably determined by Landlord) of the Monthly Installments of Base Rent payable by Tenant in the final month of the Term. Such monthly rent shall be payable in advance on or before the first day of each month. The tenancy may be terminated by either party delivering a thirty (30) day Notice to the other party. Nothing contained in this Section 26. shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law.

27.  RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "E" and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Project. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

28.  CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) being found to have caused an actual or constructive eviction from the Premises; or (c) being found to have disturbed Tenant's use or possession of the Premises.

  28.1. To name the Building and Project and to change the name or street address of the Building or Project.

  28.2. To install and maintain all signs on the exterior and interior of the Building and Project.

  28.3. To have pass keys to the Premises and all doors within the Premises, excluding Tenant's files, vaults and safes.

  28.4. To stripe or re-stripe, re-surface, enlarge, change the grade or drainage of and control access to the parking lot; to assign and reassign spaces for the exclusive or nonexclusive use of tenants (including Tenant); and to locate or relocate parking spaces assigned to Tenant provided that such space remain a reasonable distance from Premises.

  28.5. At any time during the Term, and on prior telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Project or Landlord, and during the last six months of the Term, to show the Premises to prospective tenants thereof.

  28.6. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises in the course of any such entry.

  28.7.   To exclusively regulate and control use of the Common Area.

29.  ADVERTISEMENTS AND SIGNS.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord. Landlord shall have the right to remove any signs or other matter installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord.

see addendum

30.  RELOCATION OF PREMISES.

31.  GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

32.  FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 32. shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

33.  BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the Listing and Leasing Agent(s) set forth in Section 2.9. of this Lease. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

34.  QUIET ENJOYMENT.

Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

35.  TELECOMMUNICATIONS.

  35.1.   Telecommunications Companies.  Tenant and Tenant's telecommunications
          ----------------------------
companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies ("Telecommunications Companies"), shall have no right of access to and within the lands or Buildings comprising the Project for the installation and operation of telecommunications lines and systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless and any other transmission systems, for part or all of Tenant's telecommunications within the Building and from the Building to any other location (hereinafter collectively referred to as "Telecommunications Lines"), without Landlord's prior written consent, which will not be unreasonably withheld or delayed. Notwithstanding the foregoing, Tenant may perform any installation, repair and maintenance to its Telecommunications Lines without Landlord's consent where the equipment being installed, repaired or maintained is not located in an area in which the Telecommunications Lines or any part thereof of any other tenant or of Landlord are located.

  35.2.   Tenant's Obligations.  If at any time, Tenant's Telecommunications
          --------------------
Companies or appropriate governmental authorities relocate the point of demarcation from the location of Tenant's telecommunications equipment in Tenant's telephone equipment room or other location, to some other point, or in any other manner transfer any obligations or liabilities for telecommunications to Landlord or Tenant, whether by operation of law or otherwise, upon Landlord's election, Tenant shall, at Tenant's sole expense and cost: (1) within thirty (30) days after notice is first given to Tenant of Landlord's election, cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the Telecommunications Lines serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications; and (2) if Landlord so elects, immediately undertake the operation, repair and maintenance of the Telecommunications Lines serving Tenant in the Building; and (3) upon the termination of the Lease for any reason, or upon expiration of the Lease, immediately effect the complete removal of all or any portion or portions of the Telecommunications Lines serving Tenant in the Building and repair any damage caused thereby (to Landlord's reasonable satisfaction).

     Prior to the commencement of any alterations, additions, or modifications to the Telecommunications Lines serving Tenant in the Building, except for minor changes, Tenant shall first obtain Landlord's prior written consent by written request accompanied by detailed plans, schematics, and specifications showing all alterations, additions and modifications to be performed, with the time schedule for completion of the work, and the identity of the entity which will perform the work, for which, except as otherwise provided in Section 35.3. below, Landlord may withhold consent in its sole and absolute discretion.

  35.3.   Landlord's Consent.  Without in any way limiting Landlord's right to
          ------------------
withhold its consent to a proposed request for access, or for alterations, additions or modifications of the Telecommunications Lines serving Tenant in the Building, Landlord shall consider the following factors in making its determination:

          35.3.1. If the proposed actions of Tenant and its Telecommunications Companies will impose new obligations on Landlord, or expose Landlord to liability of any nature or description, or increase Landlord's insurance costs for the Building, or create liabilities for which Landlord is unable to obtain insurance protection, or imperil Landlord's insurance coverage;

          35.3.2. If Tenant's Telecommunications Companies are unwilling to pay reasonable monetary compensation for the use and occupation of the Building for the Telecommunications Lines;

          35.3.3. If Tenant and its Telecommunications Companies would cause any work to be performed that would adversely affect the land and Building or any space in the Building in any manner;

          35.3.4. If Tenant encumbers or mortgages its interest in any telecommunications wiring or cabling; or

          35.3.5.   If Tenant is in default under this Lease.

  35.4.  Indemnification. Tenant shall indemnify, defend and hold harmless
         ---------------
Landlord and its employees, agents, officers, and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant's officers, directors, employees, agents, contractors, subcontractors, subtenants, and invitees with respect to (1) any Telecommunications Lines serving Tenant in the Building which are on, from, or affecting the Building and Project; (2) any bodily injury (including wrongful death) or property damage (real or personal) arising out of or related to any Telecommunications Lines serving Tenant in the Building which are on, from, or affecting the Building;
(3) any lawsuit brought or threatened, settlement reached, or governmental order relating to such Telecommunications Lines; (4) any violations of laws, orders, regulations, requirements, or demands, of governmental authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such Telecommunications Lines, including, without limitation, attorney and consultant fees, court costs, and litigation expenses. This indemnification and hold harmless agreement will survive this Lease. Under no circumstances shall Landlord be required to maintain, repair or replace any Building systems or any portions thereof, when such maintenance, repair or replacement is caused in whole or in part by the failure of any such system or any portions thereof, and/or the requirements of any governmental authorities. Under no circumstances shall Landlord be liable for interruption in telecommunications services to Tenant or any other entity affected, for electrical spikes or surges, or for any other cause whatsoever, whether by Act of God or otherwise, even if the same is caused by the ordinary negligence of Landlord, Landlord's contractors, subcontractors, or agents or other tenants, subtenants, or their contractors, subcontractors, or agents.

  35.5.  Landlord's Operation of Building Telecommunications Lines and Systems.
         ---------------------------------------------------------------------
Notwithstanding anything contained herein to the contrary, if the point of demarcation is relocated, Landlord may, but shall not be obligated to, undertake the operation, repair and maintenance of telecommunications lines and systems in the Building. If Landlord so elects, Landlord shall give Notice of its intent to do so, and Landlord shall, based on Landlord's sole business discretion, make such lines and systems available to tenants of the Building (including Tenant) in the manner it deems most prudent. Landlord may include in Operating Expenses all or a portion of the expenses related to the operation, repair and maintenance of the telecommunications lines and systems.

36.  MISCELLANEOUS.

  36.1.   Accord and Satisfaction, Allocation of Payments.  No payment by Tenant
          -----------------------------------------------
or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

  36.2.   Addenda. If any provision contained in an addendum to this Lease is
          -------
inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

  36.3.    Attorneys' Fees. If any action or proceeding is brought by either
           ---------------
party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e. , the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

  36.4.    Captions and Section Numbers.  The captions appearing in the body of
           ----------------------------
this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.

  36.5.    Changes Requested by Lender.  Neither Landlord or Tenant shall
           ---------------------------
unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

  36.6.    Choice of Law. This Lease shall be construed and enforced in
           -------------
accordance with the Laws of the State.

  36.7     Consent. Notwithstanding anything contained in this Lease to the
           -------
contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

  36.8.    Authority. If either party is not an individual signing on his or her
           ---------
own behalf, then each individual signing this Lease on behalf of the business entity that constitutes such party represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease binding on such party in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other memorandum of
resolution if Tenant   is a limited partnership, general partnership or limited
liability entity, authorizing such execution.

  36.9.    Waiver of Right to Jury Trial. Landlord and Tenant hereby waive their
           -----------------------------
respective rights to a trial by jury of any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant's Use or occupancy of the Premises, Building or Project (including any claim of injury or damage or the enforcement of any remedy under any current or future laws, statutes, regulations, codes or ordinances).

  36.10.   Counterparts. This Lease may be executed in multiple counterparts,
           ------------
all of which shall constitute one and the same Lease.

  36.11.   Execution of Lease, No Option. The submission of this Lease to Tenant
           -----------------------------
shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

  36.12.   Furnishing of Financial Statements, Tenant's Representations. In
           ------------------------------------------------------------
order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, financial statements reflecting Tenant's current financial condition which are generally available to the public. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

  36.13.   Further Assurances. The parties agree to promptly sign all documents
           ------------------
reasonably requested to give effect to the provisions of this Lease.

  36.14.   Prior Agreements, Amendments.  This Lease and the schedules and
           ----------------------------
addenda attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit "E" attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (Representations) between Landlord and Tenant concerning the Premises and the Building and Project, and there are no Representations, either oral or written, between them other than those in this Lease.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.

Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is In writing and signed by each party.

  36.15.   Recording.  Either party shall not record this Lease without the
           ---------
prior written consent of the other party. Either party, upon the request of the other party, shall execute and acknowledge a short form memorandum of this Least for recording purposes.

  36.16.   Severability. A final determination by a court of competent
           ------------
jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

  36.1 7.   Successors and Assigns.  This Lease shall apply to and bind the
            ----------------------
heirs, personal representatives, and successors and assigns of the parties.

  36.18.   Time of the Essence.  Time is of the essence of this Lease.
           -------------------

  IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page 1.


LANDLORD:

GLENBOROUGH PROPERTIES, L.P.,
a California limited partnership

By:  Glenborough Realty Trust Incorporated
     a Maryland corporation
     Its General Partner


     By:__________________________________
          Its_____________________________

TENANT:

DTM CORPORATION,
a Texas corporation

By: ________________________________
     Its ___________________________


     By:__________________________________
          Its_____________________________

                           ADDENDUM TO LEASE BETWEEN
                 GLENBOROUGH PROPERTIES, L.P. ("LANDLORD") AND
                          DTM CORPORATION ("TENANT")

DATED     March 26, 1998

37.   TENANT'S EXPANSION

Section 37. adds to and amends Sections 2.2. and 2.10. of the Lease as follows:

Effective as of the date that Leviton Manufacturing Company, Inc. vacates its premises in Building I of the Project (the "Effective Date"), as such space is shown on Exhibit F attached hereto ("Leviton Manufacturing Company, Inc. Premises"), Tenant shall expand into, lease and occupy an additional approximately 20,000 square feet of rentable space as set forth as the Leviton Manufacturing Company, Inc. Premises on Exhibit F, attached hereto and incorporated by reference herein. The Leviton Manufacturing Company, Inc. Premises shall then be added to the definition of the Premises for all purposes under the Lease. The "Premises" shall then consist of a total of approximately 50,000 rentable square feet of space. Upon the Effective Date, Tenant shall pay Base Rent for the entire Premises as follows (and Sections 2.2. and 2.10. of the Lease, respectively, shall be modified and amended as follows):

Section 2.2.

        $250,000.00 beginning on the Effective Date and ending 12/31/00 $275,000.00 beginning on 1/1/01 and ending 12/31/03
        $312,500.00 beginning on 1/1/04 and ending 12/31/06

Section 2.10.

        $20,833.33 beginning on the Effective Date and ending 12/31/00 $22,916.67 beginning on 1/1/01 and ending 12/31/03
        $26,041.67 beginning on 1/1/04 and ending 12/31/06

Not withstanding anything herein to the contrary, beginning on the Effective Date, Tenant's Base Rent for the Leviton Manufacturing Company, Inc. Premises shall be abated for a period of one (1) month. However, nothing herein shall be construed as abating any Additional Rent of other charges payable by Tenant under the Lease.

Further notwithstanding anything herein to the contrary, if Landlord has not delivered the Leviton Manufacturing Company, Inc. Premises to Tenant by December 31, 1998, subject to Force Majeure and damage and destruction, then Tenant may terminate this Lease upon thirty (30) days notice given within not later than January 5, 1999.

38.     BUILDING II TENANT IMPROVEMENTS

Section 38. adds to and amends the Lease as follows:

Tenant shall construct tenant improvements in Building II of the Premises in accordance with the Building II Work Letter, as approved by Landlord and Tenant, to be attached to the Lease as Exhibit D. Construction of tenant improvements shall be subject to the following terms and conditions:

     a. Tenant, at Tenant's sole cost and expense, shall obtain all space plans, if any, for Building II of the Premises as well as all necessary permits for construction of tenant improvements from municipal authorities and provide Landlord with satisfactory evidence of such permits.

     b. Prior to commencement of construction, Tenant shall submit to Landlord a copy of all contracts entered into relating to the performance of the tenant improvement work in Building II. Tenant shall also provide Landlord with evidence that Tenant's general contractor is licensed and qualified to do business in the State of Texas.

     c. Tenant's general contractor shall provide Landlord with a Certificate of Insurance: i) naming Landlord, and any parties designated by Landlord, as additional insureds, as their respective interests may appear; ii) evidencing general liability, owners and contractors protective ("OCP") liability, and property damage insurance with respect to construction of improvements in Building II of the Premises of not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability; and iii) evidencing Workers' Compensation insurance in compliance with Texas law.

     d. Landlord reserves the right to enter Building II of the Premises to post such notices as Landlord deems necessary.

     e. During construction, Landlord shall have the right of reasonable inspection. The Building II Work Letter may not be changed or altered without Landlord's prior written consent if such change would result in changes to the structural aspects of the construction.

     f. Tenant shall take all reasonable steps necessary to ensure that the work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Project. Tenant shall ensure that the work area is kept clean and that construction material does not block any corridor, hallway or other passageway commonly used by other tenants. Tenant shall bring construction material to the Project and Premises in the manner, and during the time periods, reasonably imposed by Landlord. Tenant shall be responsible for all clean-up of the work area and surrounding exterior areas, if necessary. All refuse shall be removed from the Project and shall be disposed of in an approved sanitation site. Project trash containers may not be used for construction-related activities or disposal.

     g. Tenant shall diligently commence and pursue construction of the tenant improvements to completion. Upon completion, Tenant shall obtain, and provide Landlord with the Certificate of Occupancy, other final approvals from appropriate municipal authorities, if applicable, and lien releases.

     h. Landlord shall contribute a maximum of $120,000.00 (the "Building II Allowance") toward the cost of construction of the tenant improvements in Building II of the Premises. Landlord shall distribute the Allowance to Tenant within twenty (20) days after Landlord's receipt of invoices and lien releases for such work.

39.       BUILDING I TENANT IMPROVEMENTS

Section 39. adds to and amends the Lease as follows:

Tenant shall construct tenant improvements in Building I of the Premises (also referred to herein as Leviton Manufacturing Company, Inc. Premises) in accordance with the Building I Work Letter, as approved by Landlord and Tenant, to be attached to the Lease as Exhibit D-1. Construction of tenant improvements shall be subject to the following terms and conditions:

     a. Tenant, at Tenant's sole cost and expense, shall obtain all space plans, if any, for Building I of the Premises as well as all necessary permits for construction of tenant improvements from municipal authorities and provide Landlord with satisfactory evidence of such permits.

     b. Prior to commencement of construction, Tenant shall submit to Landlord a copy of all contracts entered into relating to the performance of the tenant improvement work. Tenant shall also provide Landlord with evidence that Tenant's general contractor is licensed and qualified to do business in the State of Texas.

     c. Tenant's general contractor shall provide Landlord with a certificate of Insurance: i) naming Landlord, and any parties designated by Landlord, as additional insureds, as their respective interests may appear; ii) evidencing general liability, owners and contractors protective ("OCP") liability, and property damage insurance with respect to construction of improvements in Building I of the Premises of not less than One Million Dollars ($1,000,000.00) combined single limit for bodily injury, death and property damage liability; and iii) evidencing Workers' Compensation insurance in compliance with Texas law.

     d. Landlord reserves the right to enter Building I of the Premises to post such notices as Landlord deems necessary.

     e. During construction, Landlord shall have the right of reasonable inspection. The Building I Work Letter may not be changed or altered without Landlord's prior written consent if such change would result in changes to the structural aspects of the construction.

     f. Tenant shall take all reasonable steps necessary to ensure that the work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Project. Tenant shall ensure that the work area is kept clean and that construction material does not block any corridor, hallway or other passageway commonly used by other tenants. Tenant shall bring construction material to the Project and Premises in the manner, and during the time periods, reasonably imposed by Landlord. Tenant shall be responsible for all clean-up of the work area and surrounding exterior areas, if necessary. All refuse shall be removed from the Project and shall be disposed of in an approved sanitation site. Project trash containers may not be used for construction-related activities or disposal.

     g. Tenant shall diligently commence and pursue construction of the tenant improvements to completion. Upon completion, Tenant shall obtain, and provide Landlord with the Certificate of Occupancy, other final approvals from appropriate municipal authorities, if applicable, and lien releases.

     h. Landlord shall contribute a maximum of $80,000.00 (the "Building I Allowance") toward the cost of construction of the tenant improvements in Building I of the Premises. Landlord shall distribute the Allowance to Tenant within twenty (20) days after Landlord's receipt of invoices and lien releases for such work.

40.       OPTIONS TO EXTEND TERM

Section 40. adds to and amends the Lease as follows:

     a. Tenant shall have the option to extend the Term of this Lease beyond December 31, 2006 for a five (5) year period (the "First Extended Term") by giving Notice of its exercise on or before May 1, 2006. If Tenant fails to timely exercise its option, or if at the time of exercise Tenant has previously received a Notice of default from Landlord but has not timely cured the default, then this Option to Extend Term shall, at Landlord's option, terminate.

     b. Base Rent for the First Extended Term shall be the then prevailing market rate for comparable space in the local area, but in no event shall Base Rent be less than the Base Rent existing on December 31, 2006.

     c. The parties shall have sixty (60) days after Landlord receives Tenant's option notice in which to agree on Base Rent for the First Extended Term. If the parties agree on Base Rent for the First Extended Term during that period, they shall immediately execute an amendment to this Lease stating the Base Rent.

     d. If Tenant exercises its first Option to Extend Term and is in compliance with all the provisions of the Lease, Tenant shall have the option to extend the Term of this Lease beyond December 31, 2011 for an additional five
(5) year period ("Second Extended Term") by giving notice of its exercise on or before May 1, 2011.

     e. Base Rent for the Second Extended Term shall be the then prevailing market rate for comparable space in the local area, but in no event shall Base Rent be less than the Base Rent existing on December 31, 2011.

     f. The parties shall have sixty (60) days after Landlord receives Tenant's option notice in which to agree on Base Rent for the Second Extended Term. If the parties agree on Base Rent for the Second Extended Term during that period, they shall immediately execute an amendment to this Lease stating the Base Rent.

     g. If the parties are unable to agree on Base Rent for either Extended Term during the time periods identified in Subsections (c) or (f), then within ten (10) days after the expiration of either such period, each party, at its cost and by giving written notice to the other party, shall appoint a real estate broker with at least 5 years full-time commercial brokerage experience in the area in which the Premises is located to estimate and set Base Rent for either Extended Term. If a party does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set Base Rent for such Extended Term . If the two brokers are appointed by the parties as stated in this Section, they shall meet promptly and attempt to set Base Rent for such Extended Term. If they are unable to agree within thirty (30) days after the second broker has been appointed, they shall attempt to elect a third broker meeting the qualifications stated in this Section within ten (10) days after the last day the two brokers are given to set Base Rent. If they are unable to agree on the third broker, either of the parties to this Lease by giving ten (10) days written notice to the other party can apply to the then president of the county real estate board of the county in which the Premises are located, or to the presiding judge of the superior court of that county, for the selection of a third broker who meets the qualifications stated in this Section. Each of the parties shall bear one half of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either party.

     Within thirty (30) days after the selection of the third broker, a majority of the brokers shall set Base Rent for such Extended Term .

     In setting Base Rent, the broker or brokers shall consider the highest and best use for the Premises without regard to the restriction on use of the Premises contained in this Lease.

     If, however, the low estimate and/or the high estimate are/is more than five percent (5%) lower and/or higher than the middle estimate, the low estimate and/or the high estimate shall be disregarded. If only one estimate is disregarded, the average of the remaining two estimates shall be the Base Rent for the Premises during such Extended Term. If both the low estimate and the high estimate are disregarded as stated in this Section, the middle estimate shall be the Base Rent for the Premises during such Extended Term. After Base Rent for such Extended Term has been set, the broker shall immediately notify the parties.

     Within ten (10) days after Base Rent has been set in accordance with the terms of this Subsection, Tenant may withdrawal its exercise of the Option upon written notice to Landlord and payment of Landlord's costs incurred in determining Base Rent. In such event, the option shall be of no force or effect.

     If Tenant does not exercise its right to withdraw the Option, then Landlord and Tenant shall immediately execute an Amendment to the Lease setting forth Base Rent for such Extended Term.

     h. These Options to Extend Term are granted by Landlord to DTM Corporation, and to any subsidiary, parent company, or entity with which Tenant has merged, and are personal as to DTM Corporation and such other affiliated entities, and shall not be exercised by or assigned to any person or entity other than DTM Corporation and such other affiliated entities, unless such exercise or assignment is approved in writing by Landlord. Any assignment of these Options to Extend Term in violation of the terms hereof shall be void and, at Landlord's option, shall constitute an event of default hereunder.

41.      ONE-TIME RIGHT OF FIRST OFFER

Section 41. adds to and amends the Lease as follows:

     a. Provided that Tenant is not in default under the Lease, during the Term of the Lease, or either Extended Term, as the case may be, Landlord hereby grants to Tenant the one-time right to receive Landlord's first offer to lease any available space in Buildings I and/or III of the Project. The term "available space" means any such space in which the existing tenant (Applied Materials) shall have fully and finally vacated and surrendered at the expiration of its lease or any extension(s) thereof. As to any such available space, Landlord shall promptly deliver to Tenant Notice of availability and an offer to Tenant to lease the space as part of the Premises coterminously with the Term of this Lease at the then current market rental rate (subject to adjustment in accordance with the terms of the Lease). Other significant terms and conditions shall be included in the notice. Within ten (10) business days after receipt of Landlord's Notice, Tenant shall provide Landlord Notice of its acceptance or rejection of the offer.

     b. If Tenant indicates by Notice to Landlord of its agreement to lease the available space, the parties shall immediately execute an amendment to this Lease stating the addition of the space to the Premises. If Tenant does not accept the offer within ten (10) business days, Landlord thereafter shall have the right to lease such space to a third party, and this Right of First Offer shall be of no force and effect.

     c. This Right of First Offer is granted by Landlord to DTM Corporation and to any subsidiary, parent company, or entity with which Tenant has merged, and is personal as to it and any such affiliated entities, and shall not be exercised or assigned, voluntarily or involuntarily by or to any one other than DTM Corporation and any such affiliated entities. Any assignment of such Right of First Offer without Landlord's prior written consent shall be void and, at Landlord's election, shall be a default on the Lease.

42.       TENANT'S RIGHT TO CONTEST REAL PROPERTY TAXES

Section 42. adds to and amends Section 6.3.2. of the Lease as follows:

Notwithstanding anything in Section 6.3.2. of the Lease to the contrary, in the event that Landlord elects not to contest Real Property Taxes for the tax parcel upon which the Premises are located for a particular tax year, then Tenant, at its sole cost and expense, shall have the right to contest such real Property Taxes on its own behalf. In the event that Tenant receives a reduction in the payment of such Real Property Taxes, Tenant shall be entitled to its Proportionate Share of such reduction, in addition to reimbursement of the reasonable expenses incurred by Tenant in contesting such Real Property Taxes. The remaining amount of the reduction in Real Property Taxes shall belong to Landlord.

43.       HAZARDOUS MATERIALS

Section 43. adds to and amends Section 9.6. of the Lease as follows:

Notwithstanding anything in the Lease to the contrary, Landlord represents to the best of its knowledge and without the requirement of further investigation that, as of the Commencement Date, "Hazardous Material," as currently defined by applicable federal or Texas laws, rules or regulations, is present in the Premises. Landlord shall indemnify and hold Tenant harmless from any claim, liability, cost or expense incurred or suffered by Tenant as a result of any Hazardous Materials present in the Premises which are introduced onto the Premises after the

Commencement Date by Landlord, its agents, employees or contractors.

44.       USE OF HAZARDOUS MATERIALS BY TENANT

Section 44. adds to and amends Section 9.6.1. of the Lease as follows:

Notwithstanding anything in Section 9.6.1. of the Lease to the contrary, Landlord acknowledges that Tenant's Use of the Premises may from time to time include the usage of ordinary office products in connection with the operations of Tenant. Landlord hereby consents to the presence of de minimis amounts of Hazardous Materials which may be contained within products, provided that such presence is in compliance with all laws, and further provided that Tenant hereby agrees to defend, indemnify and hold harmless Landlord from and against any and all claims, damages, costs, liabilities, etc. arising from the presence or usage of any such Hazardous Materials.

45.       LANDLORD INDEMNIFICATION

Section 45. adds to and amends Section 14.1. of the Lease as follows:

Landlord shall indemnify and hold Tenant harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of any negligent or willful tortuous act or omission of Landlord, its agents, employees or contractors.

46.       ASSIGNMENT AND SUBLETTING

Section 46. adds to and amends Section 18. of the Lease as follows:

Notwithstanding the provisions of Section 18. of the Lease, so long as Tenant's Use does not change, Tenant shall have the night to assign the Lease without Landlord's consent to: i) Tenant's wholly-owned subsidiary; ii) Tenant's parent corporation; or iii) the surviving entity if Tenant merges, reorganizes, or consolidates, provided that the surviving entity has a net worth at least equal to that of Tenant prior to such merger, reorganization, or consolidation. In the event of such an assignment, Tenant shall provide Landlord prior written notice of the assignment, which notice shall include the identity of the assignee, the anticipated date of the assignment and the forwarding address of the assignor, if applicable. Nothing contained herein shall relieve Tenant (or the assignor, as the case may be) of its obligations under the Lease.

47.       TENANT'S ALTERATIONS AND ADDITIONS

Section 47. adds to and amends Section 12.3. of the Lease as follows:

Notwithstanding anything contained in the Lease to the contrary, Tenant may make alterations, additions or improvements to the Premises from time to time, without Landlord's prior written consent, provided that (i) such work does not affect the structural, mechanical, electrical, plumbing, or HVAC systems, (ii) the cost of such work does not exceed $10,000.00 for any individual alteration, addition or improvement and that the cost of such alterations, additions or improvements do not exceed $25,000.00 in any particular calendar year. For any alterations, additions or improvements requiring Landlord's consent, Landlord agrees that such consent shall not be unreasonably withheld.

48.       TENANT'S SIGNAGE

Section 48. adds to and amends Section 29. of the Lease as follows:

Tenant shall have the right, at its sole cost and expense, to utilize one-half (1/2) of the existing monument sign for the Project. The color, location, size and overall design of Tenant's monument signage shall be subject to the prior review and approval of Landlord, which Landlord agrees shall not be unreasonably withheld, and of any governmental and/or quasi-governmental entity(ies) having jurisdiction thereover.

49.       PREMISES HVAC

Section 49. adds to and amends Section 11.2. of the Lease as follows:

Notwithstanding anything in Section 11.2. of the Lease to the contrary, Tenant shall not be required to pay in excess of $750.00/per unit in any calendar year for the repair of the HVAC unit(s) serving the Premises. Further, in the event that the cost to repair such HVAC unit(s) serving the Premises exceeds $1,500.00 for any twenty four (24) month period during the Lease Term, then Landlord, at its sole cost and expense, shall replace the unit(s) which have been the subject of such repairs. Landlord shall use its best efforts to timely replace the unit(s).

50.       INTENDED USE OF THE PREMISES

Section 50. adds to and amends Section 5. of the Lease as follows:

Landlord hereby represents, to the best of its knowledge and without the requirement of further investigation by Landlord, that Tenant's Intended Use of the Premises as set forth in Section 2.19. of the Lease is not in violation of any zoning laws in existence as of the date of execution hereof.

Landlord and Tenant each hereby agree that, if either party hereto shall receive notice of a proposed change in the zoning of the Premises, then such party shall duly notify the other party of such proposed change in zoning.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Addendum to Lease as of the date first above written.

LANDLORD:

GLENBOROUGH PROPERTIES, L.P.,
a California limited partnership

By:     Glenborough Realty Trust Incorporated
        a Maryland corporation
        Its General Partner


        By: ____________________________________________
            Its ________________________________________

TENANT:

DTM CORPORATION,
a Texas corporation

By:     ________________________________________________
            Its ________________________________________

             STANDARD SPECIFICATIONS FOR OFFICE/WAREHOUSE BUILDINGS

                                   EXHIBIT C

I.  Office Area

A.   The layout is as per attached exhibit.

B. Signs may be mounted at the tenant's office entry only upon landlord's written approval and depending upon the program developed by the individual building and/or park.

C. Interior Partitions - all interior partitions to be constructed with 3 5/8" metal studs and 1/2" sheetrock, on both sides. Partitions separating office from warehouse to be insulated. All block walls exposed to office area to be furred and sheetrock added. All sheetrock in office area to receive two coats flat latex paint. Office area to be painted one color. Color selection by tenant. (Landlord reserves the right to final approval) brick wall to be exposed. The standard ceiling height shall be 9' -".

D.   Rubber Base - Roppe4" rubber base to be used in all office areas.

E. Doors - All interior doors shall be 3' x 7' solid core birch with hollow metal frames. Doors to receive stain. Color selection by tenant.

F. Hardware - All hardware to be Schlage "A" series ball design or equivalent brushed chrome. All door to have three 4.5" hinges to match. All office doors to not have keyed locks unless specifically noted. All doors from air conditioned area to non-air conditioned area to have closers and ball bearing hinges.

G. Ceiling - Ceiling to be 2 x 4 suspended lay in acoustical 9' above finished floor. Four-inch batt insulation will be installed above all suspended ceilings.

H. Lighting - Lighting in office area to be provided by 2' x 4' recessed fixtures with acrylic lens. Finished rooms other than restrooms and storage rooms up to size 8' x 8' will be lighted with one 2 x 4 fixture. Rooms up to 12' x 12' to be lighted with two 2' x 4' fixtures. Rooms up to 12' x 14' to be lighted with three 2' x 4' fixtures. Larger rooms to receive enough 2' x 4' fixtures to provide seventy-five foot candles of light at desk height.

I. Floor Covering - Carpeting to be Cypress Point 30-ounce cut pile or equal. Vinyl composite tile to be Armstrong Standard Excelon (Baths).

J. Air Conditioning and Heating - Office areas shall be equipped with a complete roof mounted air conditioning and heating system based upon the following performance specifications.

     To be provided by gas fired heating (when available) and electric air conditioning system sufficient to maintain 68 degrees Fahrenheit inside when 15 degrees Fahrenheit outside. Air conditioning returns are to be ducted with an individual return air duct in each private office. Tenant is responsible for applying directly to local gas company to initiate service.


                   When Outside Conditions Are:           Offices Shall Be:
                   ----------------------------           -----------------
Summer                       94 Degrees                       78 Degrees
Winter                       15 Degrees                       68 Degrees


K. Electric- Standard electrical service provided to the building is 120/208 volts, three phase, four wire (or as limited by local utility's supplies). No additional service will be provided for tenant's equipment or machines unless specifically noted. Each tenant shall have an individual meter. The entire electrical system shall be designed and installed in accordance with the national electric code and all applicable codes. Tenant must apply directly to the power company to initiate electrical service. All switch plates and receptacle covers to be brushed chrome to match hardware.

     Rooms up to size 14' x 14' (other than warehouse, storage, and restrooms) to have one electrical outlet on each wall and one telephone outlet for the room. Restrooms to have one electrical outlet. Rooms which have a wall longer than 14'. The spacing for such outlets to be approximately 12'. Telephone outlets are not provided in rooms designed as shop or shop working areas. Warehouse and storage rooms receive no electrical outlets.

L. Plumbing - All plumbing shall be installed in accordance with applicable buildings codes. For water coolers where shown on drawings, plumbing and electrical connections only are provided. Two restrooms will be provided for facilities having office areas, each with one wall mounted sink and one toilet fixture (unless specifically noted).

M. Telephone - Each tenant is responsible for acquiring telephone service and wiring of telephones from the appropriate telephone company. One
     4 x 4-plywood board will be mounted on wall (location selected by tenant) to accommodate telephone system.

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II   Restrooms

A. Walls - standard interior partitions are to be insulated in all restroom walls. Walls to receive two coats of semi gloss wall paint.

B.   Doors - Same as in office areas and equipped with convenience locks.

C.   Ceiling - Same as in office areas with ventilation to meet local codes.

D. Floor Covering - Floor to be 1/8" Armstrong Standard Excelon vinyl composite floor tile complete with rubber base.

E. Lighting - Restroom lighting to be provided by one two foot fluorescent fixture mounted above mirror.

F.   Electric - One electric outlet to be placed in each restroom.

G. Plumbing Fixtures - Provide standard white restroom fixtures (wall mounted white sink and standard while toilet).

H. Restroom Accessories - Mirror above each lavatory, toilet paper dispenser within restrooms.

I. General - Specifications other than those specifically mentioned above will be in accordance with that of the office area.

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

                                   EXHIBIT D

Upon presentation and approval of drawings Landlord at Landlord's expense will provide a Tenant Improvement Allowance as detailed in Article 38.h. in the amount of One Hundred Twenty Thousand ($120,000.00) Dollars for Building II and as detailed in Article 39 h. in the amount of Eighty Thousand ($80,000,00) Dollars for the expansion space in Building I.

Other than the work disclosed herein, the Tenant accepts the premises "As-Is".

LANDLORD:

GLENBOROUGH PROPERTIES, L.P.,
a California limited partnership

By:  Glenborough Realty Trust Incorporated
     a Maryland corporation
     Its General Partner


     By: __________________________________
          Its _____________________________

TENANT:

DTM CORPORATION,
a Texas corporation

By:  __________________________
     Its ______________________

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

                                   EXHIBIT E

                              Rules & Regulations

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control or prevent access thereto by all persons whose presence in the judgment of Landlord shall be prejudicial to the safety, character, reputation or interests of the Project and its Tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom the Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. If the responsibility for the HVAC system is not the Tenant's responsibility, no Tenant and no employees of any Tenant shall go upon the roof of the Project without the prior written consent of Landlord.

2. No awnings or other projections shall be attached to the outside walls of the Project without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Project must be fluorescent, or of a quality, type, design and bulb color approved by Landlord.

3. No sign, advertisement or notice shall be exhibited, painted or affixed by any Tenant on any part of, or so as to be seen from the outside of, the Premises or the Project without the prior written consent of Landlord. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to the Tenant violating this rule. Exterior signs on doors and directory tablet shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to Landlord.

4. The toilets and wash basins and other plumbing fixtures shall not be used for any purpose other than for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the Tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

5. No Tenant shall engage or pay any employees on the Premises except those actually working for such Tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

6. No Tenant shall make, or permit to be made any unseemly or disturbing noises, sounds or vibrations or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them whether by the use of any musical instruments, radio, phonograph, unusual noise, or in any other way.

7.  No Tenant shall throw anything out of doors.

8. Except as otherwise specifically set forth in the Lease, no Tenant shall at any time bring or keep upon the Premises any hazardous inflammable, combustible or explosive fluid, chemical or substance, except as approved in writing by Landlord. The Tenant shall not do or permit anything to be done in the leased premises, or bring or keep anything therein, which shall in any way increase the rate of fire or other insurance on the Project, or on the property kept therein, or obstruct or interfere with the rights of other Tenants, or in any way injure or annoy them, or conflict with the regulations of the Fire Department or the fire laws, or with any insurance policy upon the Project, or any part thereof, or with any rules and ordinances established by the Board of Health or other governmental authority.

9. No additional locks or bolts of any kind shall be placed on any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or the mechanism thereof. Each Tenant must, upon the termination of its tenancy, return to Landlord all keys of offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys so furnished, such Tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change. Should Tenant install a locking system that requires a code, such code shall be provided to the Landlord in writing, and all subsequent changes to the code will be provided in writing 24 hours prior to such change taking place.

10.

11. Any persons employed by any Tenant to do janitorial work shall, while in the Project and outside of the Premises, be subject to and under the control and direction of the manager of the Project (but not as an agent or servant of said manager or of Landlord, and Tenant shall be responsible for all acts of such persons),

13. All request for services of Tenants will be directed to only the Office of the Building, or the Landlord's designated offices.

14. Canvassing, soliciting and peddling in the Project are prohibited and each Tenant shall cooperate to prevent the same.

15. All office equipment of any electrical or mechanical nature shall be placed by Tenants in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

16. No air conditioning unit or other similar apparatus shall be installed or used by any Tenant without the written consent of Landlord.

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

17. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the premises shall be subject to the approval of Landlord.

18. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air conditioning system, and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow.

19. All parking drives and areas, pedestrian walkways and other public areas forming a part of the Project shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time.

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